UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Post Holdings Partnering Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40441	86-1759669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2503 S. Hanley Road St. Louis, Missouri		63144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Series A common stock and one-third of one redeemable warrant	PSPC.U	The New York Stock Exchange
Series A common stock, par value $0.0001 per share	PSPC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Series A common stock at an exercise price of $11.50 per share	PSPC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Entry into a Material Definitive Agreement.

On May 28, 2021, Post Holdings Partnering Corporation (the “Company”) consummated an initial public offering (the “IPO”) of 30,000,000 units (the “Units”) at an offering price of $10.00 per Unit and a private placement with PHPC Sponsor, LLC (the “Sponsor”) of 1,000,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit (the “Private Placement”). The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units at the public offering price to cover over-allotments. The net proceeds from the IPO, and certain of the proceeds from the Private Placement, $300,000,000 in the aggregate, were placed in a trust account established for the benefit of the Company’s public stockholders and the underwriters with Continental Stock Transfer & Trust Company acting as trustee.

Subsequently, on June 1, 2021, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) and additional Private Placement Units (the “Over-Allotment Private Placement Units”) occurred on June 3, 2021. The total aggregate issuance by the Company of 4,500,000 Over-Allotment Option Units at a price of $10.00 per Over-Allotment Option Unit and 90,000 Over-Allotment Private Placement Units at a price of $10.00 per Over-Allotment Private Placement Unit resulted in total net proceeds of $45,000,000.

The net proceeds of the sale of the Over-Allotment Option Units and the Over-Allotment Private Placement Units were placed in a trust account established for the benefit of the Company’s public stockholders, and added to the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placement Units. Upon closing of the over-allotment in full, there was an aggregate of approximately $345,000,000 in the trust account.

An audited balance sheet as of May 28, 2021 reflecting receipt of the gross proceeds from the IPO, including the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Post Holdings Partnering Corporation

Date: June 4, 2021	By:	/s/ Robert V. Vitale
	Name:	Robert V. Vitale
	Title:	President and Chief Investment Officer